ARTICLES OF AMENDMENT
                                   to the
                           ARTICLES OF INCORPORATION

(Filed with the Colorado Secretary of State on December 14, 1989.)

Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of
Incorporation:

     FIRST:  The name of the corporation is (note 1) Kimbark Oil & Gas
Company.

     SECOND: The following amendment to the Articles of Incorporation was adopted on December 12, 1989, as prescribed by the Colorado Corporation Code, in the manner marked with an X below:

     ___ Such amendment was adopted by the board of directors where no shares have been issued.

     _X_ Such amendment was adopted by a vote of the shareholders. The number os shares voted for the amendment was sufficient for approval.

RESOLVED, that the Article 1 of the Corporation's Restated Articles of Incorporation be amended by deleting such article in its entirety and substituting the following in lieu thereof:

                                    1.

     The name of the Corporation shall be Hallador Petroleum Company.

RESOLVED, that the paragraph (a) of Article 4 of the Corporation's Restated Articles of Incorporation be amended by deleting such paragraph (a) in its entirety and substituting the following in lieu thereof:

     (a) The aggregate number of shares which the Corporation shall have the authority to issue is 100,000,000 shares of Common Stock with a par value of each share of $.01 and 10,000,000 shares of Preferred Stock with a par value of each share of $.10.

     THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is a follows: None.

     FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capitals as change by such amendment, are as follows: No change.

                         KIMBARK OIL & GAS COMPANY (NOTE 1)

                         BY:  /s/ WILLIAM T. KRIEG
                              WILLIAM T. KRIEG, PRESIDENT

                              /S/ ANDREW J. WOLFE
                              ANDREW J. WOLFE, SECRETARY (NOTE 2)

Note:     1.  Exact corporate name of corporation adopting the Articles of
Amendments. (If this is a change of name amendment the name before this amendment is filed.)

          2.  Signatures and titles of officers signing for the corporation.

          3.  Where no shares have been issued, signature of a director.